Exhibit 99.5


                        CONFIDENTIAL SETTLEMENT AGREEMENT
                                   AND RELEASE

                                      AMONG

                      CONGOLEUM CORPORATION, THE PLAN TRUST

                                       And

                         MT. McKINLEY INSURANCE COMPANY
                         AND EVEREST REINSURANCE COMPANY

                                                              September 30, 2005

                  CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

      This Confidential Settlement Agreement and Release (the "Agreement") is made this 30th day of September, 2005, by and between Congoleum Corporation, on its own behalf and on behalf of all other "Persons" (as defined herein), including Congoleum Sales, Inc. and Congoleum Fiscal, Inc., within the definition of "Congoleum" (as defined herein) and, upon its creation, the Plan Trust, on the one part, and Mt. McKinley Insurance Company and Everest Reinsurance Company ("Mt. McKinley and Everest," each as hereinafter defined), on the other part, (Congoleum, the Plan Trust, Mt. McKinley and Everest are each referred to herein as a "Party" and collectively as the "Parties").

                                WITNESSETH THAT:

      WHEREAS, Mt. McKinley and Everest issued certain policies of insurance that provide insurance to Congoleum (the "Subject Policies," as more fully described and defined herein); and

      WHEREAS, Persons within the definition of Congoleum have incurred and may incur in the future certain liabilities, expenses and losses arising out of various "Claims" (as defined herein), including asbestos-related bodily injury claims, other asbestos-related claims, environmental claims and/or other types of claims; and

      WHEREAS, Congoleum asserts that Mt. McKinley and Everest are obligated under the Subject Policies to make liability payments and pay defense costs in connection with Claims, including Claims for asbestos-related bodily injury; and


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      WHEREAS, there are disputes among the Parties regarding their respective rights and obligations with respect to insurance coverage for asbestos-related bodily injury claims and environmental claims (the "Coverage Dispute"); and

      WHEREAS, the Coverage Dispute is the subject of a pending lawsuit styled Congoleum Corporation v. ACE American Insurance Company, et al., Docket No. MID-L-8908-01 pending in the Superior Court of New Jersey, Law Division, Middlesex County (the "Coverage Action"); and

       WHEREAS, the "Plan Proponents" (as defined herein) distributed their Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, et al., dated October 27, 2003, as amended (the "Original Plan"); and

       WHEREAS, on or about December 31, 2003, the Debtors filed reorganization Case No. 03-51524 (KCF) jointly administered pursuant to chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the "Chapter 11 Case"), and the Debtors continue to operate their businesses as debtors and debtors-in-possession; and

      WHEREAS, on or about July 22, 2005, the Debtors filed with the Bankruptcy Court the Sixth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Sixth Modified Plan"); and

      WHEREAS, in consideration of certain monetary payments and other considerations, as more fully set forth herein, by this Agreement, the Parties intend to adopt, by way of compromise, and without (i) prejudice to or waiver of their respective positions in other matters, (ii) trial or adjudication of any


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issues of fact or law, and (iii) Mt. McKinley's and Everest's admission of liability or responsibility under the Subject Policies, a full and final settlement that releases and terminates all rights, obligations and liabilities (if any) that Mt. McKinley and Everest may owe Congoleum or the Plan Trust under the Subject Policies, any other agreement among or between the Parties concerning the Subject Policies (if any), and/or the Coverage Action.

                                   AGREEMENTS:

      NOW, THEREFORE, in full consideration of the foregoing and of the mutual agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

      1.    Definitions

            For purposes of this Agreement and the attachments hereto, the following definitions apply to the capitalized terms herein wherever those terms appear in this Agreement, including the prefatory paragraph, recitals, the sections below and any attachments hereto. Capitalized terms in the prefatory paragraph, recitals, the sections below and any attachments hereto have the meanings ascribed to them therein to the extent they are not otherwise defined in this Definitions section. Capitalized terms that are not defined in this Agreement are given the meanings designated in the Sixth Modified Plan, as presently constituted. Moreover, each defined term stated in the singular shall include the plural and each defined term stated in the plural shall include the singular, and each defined term stated in the masculine form or in the feminine form or in the neuter form shall include all others. The word "including" means "including but not limited to."


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            A. Agreement: The term "Agreement" means this Confidential
Settlement Agreement and Release, as the same may be amended from time to time in writing in accordance with the provisions thereof.

            B. Approval Order: The term "Approval Order" means an order of the Bankruptcy Court (or the District Court exercising its original bankruptcy jurisdiction) approving this Agreement and the compromise and settlement memorialized herein between Congoleum and Mt. McKinley and Everest, which order shall be in the form of Attachment B hereto or such other order that is in a form and substance acceptable to Congoleum and Mt. McKinley and Everest.

            C. Asbestos Claims: The term "Asbestos Claims" means any and all past, present and future claims, demands, actions, suits, proceedings, notices of partial or total responsibility, whether presently known or unknown, that seek compensatory, punitive or statutory damages, declaratory judgment, injunctive relief, medical monitoring, or any other form of relief whatsoever, on account of alleged bodily injury, personal injury, fear of future injury, medical monitoring, mental injury or anguish, emotional distress, shock, sickness, disease, or any other illness or condition, death, property damage, loss of use of property, or diminution in the value of property, arising from alleged, potential or actual exposure of any type or nature whatsoever to asbestos, an asbestos-containing product, and/or any other substance, product, matter or material in any form or state that contains or is alleged to contain asbestos, either alone or in combination with any other substance. The term "Asbestos Claims" also includes, without limitation, claims or suits alleging in whole or in part exposure to asbestos and/or asbestos containing products in addition to any other substance,


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chemical, pollutant, waste, or material of any nature as well as claims that involve, in whole or in part, alleged exposure to asbestos or asbestos containing products relating to or arising out of or from the installation, removal, manufacture, distribution, sale, re-sale, existence or presence (whether on premises owned or controlled by the Debtors or otherwise) of asbestos or an asbestos-containing product, either alone or in combination with any other substance. The term "Asbestos Claims" also includes, without limitation, Plan Trust Asbestos Claims.

            D. Business Day: The term "Business Day" means any day that is not a Saturday, a Sunday or a federal holiday in the United States of America.

            E. Claim: The term "Claim" means any of the following: (1) "Claim" as that term is defined in the United States Bankruptcy Code, 11 U.S.C. ss. 101(5); (2) "Demand" as that term is defined in the United States Bankruptcy Code, 11 U.S.C. Sec. 524(g)(5); or (3) any claim, whether past, present or future, known or unknown, asserted or unasserted, foreseen or unforeseen, fixed or contingent, or direct or indirect, and whether in law, equity, admiralty or otherwise, including without limitation, an Asbestos Claim. The term "Claim" further includes, without limitation any claim (a) arising out of, related to, or involving asbestos or any other substance, product, matter or material in any form or state, any cumulative or other injury or damage, any activity, operation, premises, or exposure or any alleged bad faith, unfair claim practices, unfair trade practices, deceptive trade practices, insurance code violations, fraud, misrepresentation, non-disclosure, breach of fiduciary duty, conspiracy, or extra-contractual or tort liability; (b) for any form of


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damages, indemnity or defense obligations, insurance premiums (whether retrospectively rated or otherwise), deductibles, self-insured retentions, costs, expenses, contribution or subrogation; or (c) pursuant to or under a contract, other agreement, promise, representation or warranty; or (d) pursuant to any direct action or statutory or regulatory right of action, assertion of right, complaint, cross-complaint, counterclaim, affirmative defense, writ, demand, inquiry, request, suit, lawsuit, liability, action, cause of action, administrative proceeding, governmental action, order, judgment, settlement, lien, loss, cost or expense.

            F. Confirmation Order: The term "Confirmation Order" means an order entered by the Bankruptcy Court in the Chapter 11 Case confirming the Plan, together with any order of the United States District Court issued pursuant to section 524(g)(3)(A) of the Bankruptcy Code confirming or affirming such order.

            G. Creditors' Committee: The term "Creditors' Committee" means the Official Committee of Unsecured Asbestos Claimants initially appointed by the United States Trustee in the Reorganization Cases on or about April 21, 2004.

            H. Execution Date: The term "Execution Date" means the earliest date upon which all of the Parties (or their authorized representatives) have executed this Agreement.

            I. Escrow Account: The term "Escrow Account" means the account established pursuant to the "Escrow Agreement" (as defined herein).

            J. Escrow Agent: The term "Escrow Agent" means the Escrow Agent as defined in the Escrow Agreement.

            K. Escrow Agreement: The term "Escrow Agreement" means the agreement entered into by Congoleum, Mt. McKinley and Everest and the Escrow Agent, which agreement shall be in the form of Attachment C hereto or such other agreement that is in form and substance acceptable to Congoleum and Mt. McKinley and Everest.


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            L. FCR: The term "FCR" means the Futures Representative appointed pursuant to the Bankruptcy Court's February 18, 2004 Order in the Chapter 11 Case, solely in his capacity as such.

            M. Final Order: The term "Final Order" means an order as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or reconsideration has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing, or reconsideration shall then be pending or as to which any right to appeal, petition for certiorari, reargue, rehear or reconsider shall have been waived in writing by the Entity possessing such right, or, in the event that an appeal, writ of certiorari, or reargument, rehearing or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which certiorari has been denied or reargument, rehearing or reconsideration was sought and denied, and the time to take any further appeal, petition for certiorari, or move for further reargument, rehearing or reconsideration shall have expired.

            N. Congoleum: The term "Congoleum" shall mean:

                  (i) the corporation now named Congoleum Corporation that was incorporated in the State of Delaware in 1986 ("Congoleum Corporation");

                  (ii) all present subsidiaries of Congoleum Corporation, any Persons in which Congoleum Corporation has an ownership interest, directly or indirectly, of fifty percent (50%) or more, and any other Persons on whose behalf Congoleum Corporation has the power and authority to release claims under the Subject Policies;


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                  (iii) any Persons that have been acquired by, merged into or combined with any of the Persons identified in sub-paragraph 1.N(i) and (ii) above;

                  (iv) Congoleum Corporation's predecessors, successors, past, present and future assigns, joint ventures, affiliates other than American Biltrite Inc, all of Congoleum Corporation's past subsidiaries and the predecessors, successors and past and present assigns of such past subsidiaries; provided that, as to each of the foregoing, Congoleum Corporation has the power and authority to release claims under the Subject Policies on their behalf;

                  (v) any and all Persons named as insureds, other insureds, or otherwise insured or claimed to be insured under the Subject Policies; provided that, as to each of the foregoing, Congoleum Corporation has the power and authority to release claims under the Subject Policies on their behalf;

                  (vi) Congoleum Sales, Inc. and Congoleum Fiscal, Inc., debtors and debtors-in-possession;


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                  (vii)   American Biltrite Inc., solely to the extent that its
                          seeks coverage under insurance policies issued by Everest and/or Mt. McKinley to Congoleum Corporation; and

                  (viii) the directors, officers, agents, employees, representatives and attorneys of any of the foregoing Persons, solely in their respective capacities as such.

            O. Mt. McKinley and Everest: The term "Mt. McKinley and Everest" shall mean both entities collectively or individually.

            The term "Mt. McKinley" shall mean Mt. McKinley Insurance Company, formerly known as Gibraltar Casualty Company, all of its corporate predecessors, and all of their former or current corporate parents, subsidiaries and affiliates, and their respective directors, officers, employees, agents, partners, representatives, attorneys, joint venturers and assigns, solely in their respective capacities as such.

            The term "Everest" shall mean Everest Reinsurance Company, formerly known as Prudential Reinsurance Company, all of its corporate predecessors, and all of their former or current corporate parents, subsidiaries and affiliates, and their respective directors, officers, employees, agents, partners, representatives, attorneys, joint venturers and assigns, solely in their respective capacities as such.

            P. Person: The term "Person" shall mean an individual, a corporation, a partnership, a joint venture, an association, a trust, any other Entity or organization, and any federal, state or local government or any governmental or quasi-governmental body or political subdivision or any agency, department, board or instrumentality thereof.


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            Q. Plan: The term "Plan" means the Sixth Modified Plan, as such
Sixth Modified Plan may be further modified from time to time in accordance with the terms thereof; provided, however, that such modifications:

            1.    are consistent with the terms of this Agreement;

            2. do not materially and adversely affect the interests under this Agreement of Mt. McKinley and Everest or Congoleum;

            3. continue to provide for an injunction that is at least as broad and inclusive as the "Asbestos Channeling Injunction" (as defined in the Sixth Modified Plan) that applies to Settling Asbestos Insurance Companies; and

            4. continue to provide for a judgment reduction provision consistent with Section 8 of this Agreement; and

            5. continue to provide that the Plan Trust shall be bound to the provisions of this Agreement with the same force and effect as if the Plan Trust were a party to this Agreement from the Execution Date.

            R. Plan Proponents: The term "Plan Proponents" means the Debtors in the Chapter 11 cases jointly administered under Case No. 03-51524 (KCF) in the United States Bankruptcy Court for the District of New Jersey.

            S. Settlement Amount: The term "Settlement Amount" means the sum of Twenty One Million Five Hundred Thousand United States dollars. (US $21,500,000).

            T. Subject Policies: The term "Subject Insurance Policies" shall mean: (1) all insurance policies at issue in the Coverage Action, listed in Attachment A hereto and (2) all known and unknown policies issued or allegedly issued by Mt. McKinley and Everest to Congoleum.


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            U. Trigger Date: The term "Trigger Date" means the day on which written notice is provided to Mt. McKinley and Everest in the manner set forth in Section 18 of this Agreement, stating that all of the following have occurred, provided that all of the following have in fact occurred:

                  1. the Approval Order becomes a Final Order;

                  2. Mt. McKinley and Everest are (1) designated as Settling Asbestos Insurance Companies (entitled to all the rights and protections afforded Settling Asbestos Insurance Companies under the Plan, including the protection of an injunction under Section 524(g) of the Bankruptcy
      Code) in the schedule of Settling Asbestos Insurance Companies filed by the Plan Proponents prior to the conclusion of the confirmation hearing and such designation has not been deleted or modified (2) this Agreement is designated as an Asbestos Insurance Settlement Agreement (3) and all requirements necessary to make effective the designation of Mt. McKinley and Everest as Settling Asbestos Insurance Companies have been met.

                  3. the Confirmation Order becomes a Final Order; and

                  4. the occurrence of the Plan Effective Date.


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2.    Payment of the Settlement Amount

      A. Within fifteen (15) Business Days of the Execution Date, Mt. McKinley and Everest agree to pay the Settlement Amount into the Escrow Account by wire transfer as follows:

            ABA No.        053000219
                           D/5000000016439
                           CT/BRANCH 2800

            Bank Name:     WACHOVIA BANK, NATIONAL ASSOCIATION
                           CHARLOTTE, NC

            Account No.    2572008669

            Acct Name:     Congo/EveMck Esc

            Attn.          Rick Barnes

Subject to the provisions of Paragraph 2.D below, and provided that no asbestos legislation, as contemplated in Paragraph 2.D below, has been enacted prior to the Trigger Date, then within ten (10) Business Days of the Trigger Date, the Parties shall jointly direct the Escrow Agent to release the Settlement Amount in full, along with any and all interest or investment income accrued thereon (less (a) any expenses that the Escrow Agent incurs; (b) any reserves required under the Approval Order to be held for the payment of taxes, indemnities, or otherwise; and (c) losses incurred under any investment of the Settlement Amount permissible under the terms of the Approval Order and the Escrow Agreement) to the Plan Trust or as otherwise directed by the Court. Subject to the provisions of Paragraph 2.D below, upon the release of the Settlement Amount pursuant to this Paragraph 2.A, legal and equitable title to the Settlement Amount shall pass irrevocably to the Plan Trust or to such other Entity as is directed by the Court.


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      B.    Time is of the Essence.

            Time is of the essence with respect to the payment of the Settlement Amount.

      C.    Finality of Payment.

      The Settlement Amount is in addition to any and all amounts paid prior to the Execution Date by or on behalf of Mt. McKinley and Everest to or for the benefit of Congoleum in connection with Asbestos Claims or otherwise (the "Prior Payments"). Subject to the provisions of Paragraph 2.D below, relating to Federal Asbestos Legislation, any and all payments by Mt. McKinley and Everest, including, without limitation, the Prior Payments (if any) and the Settlement Amount are deemed final and irrevocable payments upon the occurrence of the Trigger Date. Mt. McKinley's and Everest's payment of the Settlement Amount is in addition to any and all payments made by Mt. McKinley and Everest to or for the benefit of Congoleum prior to the Execution Date, including any Prior Payments.

      D.    Federal Asbestos Legislation

            1.    Definitions for this Paragraph 2.D

                  a. Asbestos Legislation: The term "Asbestos Legislation" means any legislation enacted by the United States Congress and signed by the President of the United States by no later than the Trigger Date, or that becomes law without the President's signature by no later than the Trigger Date, that (1) regulates, limits or controls the prosecution of Asbestos Claims in the state or federal courts, (2) creates or purports to create an obligation on Mt. McKinley and/or Everest to pay money pursuant to the legislation for the benefit of asbestos claimants; and (3) replaces, at least in part, Mt. McKinley's and/or Everest's obligations to policyholders under policies of insurance covering or alleged to cover Asbestos Claims. The term "Asbestos Legislation" is intended to


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encompass what is commonly understood to be "asbestos reform" legislation and is not intended to encompass general tort reform, class action reform, malpractice reform, or tax reform, or any other legislation that would regulate, limit or control Claims without regard to whether such claims arise from or are attributable to exposure to asbestos or asbestos-containing products. For the avoidance of doubt, the fact that legislation alters or modifies the requirements or standards for establishing liability against the Debtors and/or the Plan Trust (including legislation that imposes medical and/or exposure criteria, imposes strict liability on the Debtors and/or the Plan Trust, or regulates or limits the jurisdiction or forum in which an Asbestos Claim may be brought) does not, in itself, make such legislation "Asbestos Legislation" under this sub-paragraph 2.D.1.a.

                  b. Federal Fund: "Federal Fund" means the Person to which Mt. McKinley and/or Everest are obligated or purportedly obligated to pay money pursuant to Asbestos Legislation.

                  c. Repayment Amount: "Repayment Amount" means (A + B) - (Y +
Z) where:

            A = the Settlement Amount;

            B = all interest or other investment return on the Settlement Amount balance from the date that the Settlement Amount is deposited into the Escrow Account to the date the Settlement Amount balance is disbursed pursuant to this Paragraph 2.D;

            Y = any actual monetary decrease in Mt. McKinley's and/or Everest's payment or contribution or liability to pay or contribute under any Asbestos Legislation that is attributable to their payment of the Settlement Amount under this Agreement; and

            Z = the reasonable and proper charges, fees and expenses of the Plan Trustee and the Escrow Agent. For purposes of this paragraph, the fees and expenses of the Plan Trustee are limited to those reasonable fees and expenses incurred by the Plan Trustee in the administration of or in connection with the Escrow Account.


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            2. Subject to the provisions of this Paragraph 2.D, the Parties intend that, if Asbestos Legislation is enacted into law, Mt. McKinley and Everest will not be required to pay under this Agreement any portion of the Settlement Amount that Mt. McKinley and Everest will be required to pay (or do in fact pay) to the Federal Fund in their capacity as insurers that issued policies to Congoleum.

            3. Solely in the event that Asbestos Legislation (if any) is enacted into law, then, notwithstanding any other provision in this Agreement to the contrary, the Plan Trustee or the Escrow Agent (as the case may be) shall hold the Repayment Amount until one of the following events has occurred:

                  a. Pursuant to the Asbestos Legislation, a date is set on which Mt. McKinley and Everest are legally obligated to pay money to the Federal Fund. In that event, Mt. McKinley and Everest shall have the right, in their sole discretion, to direct the Plan Trustee or the Escrow Agent (as the case may be) to pay the Repayment Amount to the Federal Fund or to Mt. McKinley and Everest on the date and in the manner that Mt. McKinley and Everest are legally obligated to pay money pursuant to the Asbestos Legislation. The Plan Trustee or the Escrow Agent (as the case may be) shall be required under the Trust Agreement or the Escrow Agreement (as the case may be) to pay the Repayment Amount as directed by Mt. McKinley and Everest pursuant to this sub-paragraph 2.D.3.a.

                  b. If the Plan Trustee or the Escrow Agent (as the case may be) has not disbursed money pursuant to Mt. McKinley's and Everest's direction as authorized by sub-paragraph 2.D.3.a above, and there is a legal challenge relating to the Asbestos Legislation that results in a Final Order pursuant to which Mt. McKinley and Everest have no legal obligation to pay money pursuant to the Asbestos Legislation, then the Plan Trustee or the Escrow Agent (as the case may be) shall retain the Repayment Amount and shall disburse such amounts in the case of the Plan Trustee, pursuant to the Plan and the TDPs, or in the case of the Escrow Agent, pursuant to the Escrow Agreement.


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                  c. If the Plan Trustee or the Escrow Agent (as the case may
be) has disbursed money to the Federal Fund pursuant to Mt. McKinley's and Everest's direction as authorized by sub-paragraph 2.D.3.a above, and there is a legal challenge relating to the Asbestos Legislation that results in a Final Order pursuant to which the Repayment Amount disbursed to the Federal Fund under sub-paragraph 2.D.3.a above is repaid to Mt. McKinley and/or Everest and such repayment is attributable to a disbursement under sub-paragraph 2.D.3.a above, then Mt. McKinley and/or Everest shall, within ten (10) Business Days of receipt of the Repayment Amount, pay the Repayment Amount to the Plan Trust or deposit the Repayment Amount into the Escrow Account, as applicable.

            4. Congoleum, the Plan Trust and Mt. McKinley and Everest agree that they shall take such action as is necessary to facilitate payment of the Repayment Amount as authorized by this Paragraph 2.D and expressly agree that they will not take (and shall not be permitted to take, support or sponsor) an action that might directly or indirectly delay such payment.

            5. If Asbestos Legislation is enacted into law, at the request of any Party, the Parties shall meet and confer concerning the practical implementation of this Paragraph 2.D in light of the Asbestos Legislation.

            6. Any Dispute among the Parties arising out of or relating to this Paragraph 2.D, including the breach, termination or validity thereof, shall be finally resolved by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitration then currently in effect by a sole arbitrator. Such


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arbitration must be resolved on an expedited basis, and must be completed with an award by the arbitrator entered no more than ninety (90) days from the date any Party demands arbitration pursuant to this sub-paragraph 2.D.6. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Each Party shall bear its own fees and costs incurred in connection with the arbitration.

      3.    Release

            A.    Releases By Congoleum

                  1. Upon Mt. McKinley's and Everest's payment to the Escrow Agent in full of the Settlement Amount as provided by the terms of this Agreement, and except for the obligations created by this Agreement, Congoleum and the future assigns of all Persons within the definition of Congoleum, in their capacity as such, and the Plan Trust, upon its creation, shall be deemed to release, remise, covenant not to sue and forever discharge Mt. McKinley and Everest from and against all manner of action, causes of action, suits, debts, accounts, promises, warranties, damages (consequential or punitive), agreements, costs, expenses, Claims or Demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or contract, or arising under the statutes or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that Congoleum ever had, now has, or hereafter may have (a) for


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insurance coverage, including both defense costs and indemnification claims, under the Subject Insurance Policies; (b) arising out of or relating to any act, omission, representation, or conduct of any sort in connection with any of the Subject Policies, including but not limited to the issuance of the Subject Policies and the handling of any claim thereunder; (c) arising out of or in connection with any agreements between or among the Parties relating to the Subject Policies and/or the Coverage Action, other than this Agreement; and (d) arising under or relating in any way to the Subject Policies.

                  2. The payment of the Settlement Amount in accordance with this Agreement shall be deemed by the Parties to (a) terminate any and all obligations whatsoever of Mt. McKinley and Everest to Congoleum and the Plan Trust arising under or relating to the Subject Policies, (b) exhaust all limits of liability, including without limitation all occurrence and aggregate limits, of the Subject Policies, and (c) constitute a "policy buyback" fully and finally extinguishing and exhausting all rights, duties, limits and coverage under the Subject Policies as if they were never issued. The Parties agree that as to any coverage bought back as set forth in this Agreement, such coverage is henceforth rescinded. If any Person thereafter inquires regarding exhaustion of the Subject Policies, Congoleum, Mt. McKinley and Everest shall represent that all limits of liability of the Subject Policies have been exhausted or are no longer available to Congoleum. It is the intention of Congoleum and the Plan Trust to reserve no rights or benefits whatsoever under the Subject Policies or in connection with any past, present or future claims under the Subject Policies, and to assure Mt. McKinley and Everest their peace and freedom from such claims and from all assertions of rights in connection with such claims.

                  3. Upon Mt. McKinley's and Everest's payment in full of the Settlement Amount to the Escrow Agent, any and all rights, duties, responsibilities and obligations of Mt. McKinley and Everest created by or in connection with the Subject Policies are hereby terminated. As of the date of


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such payment in full, Congoleum shall no longer have any insurance coverage from
Mt. McKinley and Everest under the Subject Policies. The various releases contained in this Paragraph 3.A are intended to operate as though Mt. McKinley and Everest had never issued the Subject Policies.

                  4. CONGOLEUM ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS ATTORNEYS CONCERNING, AND IS FAMILIAR WITH, THE CALIFORNIA CIVIL CODE SECTION 1542 AND EXPRESSLY WAIVES ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR," AND UNDER ANY OTHER FEDERAL OR STATE STATUTE OR LAW OF SIMILAR EFFECT.

                  5. Congoleum expressly assumes the risk that acts, omissions, matters, causes or things may have occurred that they do not know or do not suspect to exist. Congoleum hereby waives the terms and provisions of any statute, rule or doctrine of common law that either: (i) narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things; or, (ii) restricts or prohibits the releasing of such claims.

            B.    Release By Mt. McKinley and Everest

                  1. At the same time the releases described in Paragraph 3.A above become effective, Mt. McKinley and Everest, and any subsequently appointed trustee or representative acting for Mt. McKinley and Everest, shall remise, release, covenant not to sue and forever discharge Congoleum from and against all manner of action, causes of action, suits, debts, accounts, promises, warranties, damages (consequential or punitive), agreements, costs, expenses, Claims or Demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or in contract, or arising under the statutes or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that Mt. McKinley and Everest ever had, now has, or hereinafter may have arising under or in any way relating to the Subject Policies.

                  2. MT. McKINLEY AND EVEREST ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR ATTORNEYS CONCERNING, AND ARE FAMILIAR WITH, THE CALIFORNIA CIVIL CODE SECTION 1542 AND EXPRESSLY WAIVE ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR," AND UNDER ANY OTHER FEDERAL OR STATE STATUTE OR LAW OF SIMILAR EFFECT.

                  3. Mt. McKinley and Everest expressly assume the risk that acts, omissions, matters, causes or things may have occurred that they do not know or do not suspect to exist. Mt. McKinley and Everest hereby waive the terms and provisions of any statute, rule or doctrine of common law that either: (i) narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things; or, (ii) restricts or prohibits the releasing of such claims.

                  4. It is the intention of Mt. McKinley and Everest to reserve no rights or benefits whatsoever under or in connection with the Subject Policies, with respect to any past, present or future claims, and to assure Congoleum its peace and freedom from all such claims and from all assertions of rights in connection with such claims.

      4.    Defense Of The Asbestos Channeling Injunction

            A. Subject to the provisions of Paragraph 4.D below, in the event that any Claim is brought against Mt. McKinley and/or Everest that is subject to the Asbestos Channeling Injunction, the Plan Trust will exercise its reasonable best efforts (at the expense of the Plan Trust) to establish that such Claim is enjoined as to Mt. McKinley and Everest by operation of the Asbestos Channeling Injunction. To that end, subject to the provisions of Paragraph 4.D below, the Plan Trust will, at its expense, defend the application of the Asbestos Channeling Injunction as to any Claim asserted against Mt. McKinley and Everest that is subject to the Asbestos Channeling Injunction.

            B. In the event that the Plan Trust is precluded by an order of any court of competent jurisdiction from defending the application of the Asbestos Channeling Injunction as to any Claim asserted against Mt. McKinley and/or Everest that is subject to the Asbestos Channeling Injunction, the Plan Trust shall reimburse Mt. McKinley and/or Everest, subject to the provisions of

Paragraph 4.D below, for the reasonable costs they incur in defending the Asbestos Channeling Injunction; provided, however, that the Plan Trust shall have no obligation to pay any internal costs of Mt. McKinley or Everest (including costs associated with time or expenses of Mt. McKinley's and Everest's employees). For the avoidance of doubt, other than the reimbursement obligation provided in this Paragraph 4.B, the Plan Trust has no obligation:

            1. to defend any Claim against Mt. McKinley and Everest with respect to any issue, including the application of any defense to insurance coverage or defense to any tort liability; or

            2. to indemnify Mt. McKinley and Everest to any extent for any Claims, whether for defense costs, expenses, judgments, settlements, or otherwise.

            C. Within fifteen (15) Business Days of receipt of any demand, notice, summons or other process received by Mt. McKinley and Everest in connection with any Claim that Mt. McKinley and Everest believe is subject to the Asbestos Channeling Injunction, Mt. McKinley and Everest shall forward such demand, notice, summons or other process to the Plan Trust. The Plan Trust shall notify Mt. McKinley and Everest in writing within fifteen (15) Business Days of receipt of notice of such Claim from Mt. McKinley and Everest whether the Plan Trust agrees that such Claim triggers the Plan Trust's obligations pursuant to Paragraph 4.A above. In the event that there is a dispute whether a Claim triggers the Plan Trust's obligations pursuant to Paragraph 4.A above, the Plan

Trust and Mt. McKinley and Everest shall meet and confer to attempt to resolve any such dispute. If they are unable to resolve such dispute by meeting and conferring, they may litigate before the Court (or, if the Court refuses to exercise jurisdiction, before any court of competent jurisdiction) whether the Claim at issue triggers the Plan Trust's obligations pursuant to Paragraph 4.A above. While such dispute remains unresolved, Mt. McKinley and Everest have the right to defend the Asbestos Channeling Injunction as they deem appropriate. Mt. McKinley and Everest shall cooperate reasonably with the Plan Trust with respect to the obligations provided in this Section 4.

            D. Notwithstanding anything in this Section 4 to the contrary, in no event shall the Plan Trust's obligation pursuant to this Section 4 exceed $500,000 in the aggregate in the defense of Claims brought against the Settling Asbestos Insurance Companies, which Claims are subject to the Asbestos Channeling Injunction.

      5.    Dismissal of Coverage Action

      No later than fourteen (14) days after the date that the Court enters the Approval Order:

      A. Congoleum will dismiss without prejudice its Claims, counterclaims or cross-claims (if any) against Mt. McKinley and Everest in the Coverage Action;

      B. Mt. McKinley and Everest shall dismiss without prejudice their Claims, counterclaims or cross-claims (if any) against Congoleum in the Coverage Action.

      C. Upon the occurrence of the Trigger Date, the Parties shall submit a stipulation of dismissal with prejudice with respect to the Claims, counterclaims or cross-claims (if any) each asserted against the other in the Coverage Action. The Parties shall bear their own costs, expenses, and counsel fees in the Coverage Action. Nothing herein shall prevent Congoleum from recovering its costs, expenses and counsel fees in the Coverage Action from any Entity other than Mt. McKinley and Everest; and

      D. The Parties' stipulation of dismissal with prejudice, as referenced in Paragraph 5.C above, shall state that, in the event that this Agreement becomes null and void pursuant to Section 7 below, Congoleum may re-join Mt. McKinley and Everest to the Coverage Action and re-assert all claims against Mt. McKinley and Everest in the Coverage Action, other than the bad faith claims that have been asserted in the Coverage Action, which bad faith claims shall not be re-asserted against Mt. McKinley and Everest in the Coverage Action or in any new action. In such event, the Parties agree that each of Congoleum and Mt. McKinley and Everest will not be bound by any rulings and or decisions in the Coverage Action made after September 6, 2005.

      6.    Bankruptcy Obligations

      A. Pursuant to the Plan, prior to the conclusion of the Confirmation Hearing, the Plan Proponents shall designate Mt. McKinley and Everest as Settling Asbestos Insurance Companies in the schedule of Settling Asbestos Insurance Companies filed by the Plan Proponents.

      B. Congoleum shall file, no later than ten (10) Business Days after the Execution Date, a motion pursuant to Federal Rule of Bankruptcy Procedure 9019 seeking entry of the Approval Order, which motion shall be in a form and in substance reasonably satisfactory to Mt. McKinley and Everest, and Mt. McKinley and Everest will reasonably support and Mt. McKinley and Everest will not oppose the Plan Proponents' efforts to obtain such approval.

      C. Promptly following the Execution Date, Mt. McKinley and Everest and the Debtors shall advise the Bankruptcy Court that the Parties have entered into a settlement agreement. Provided that the Approval Order includes the findings set forth in Paragraph 6.E below, promptly following the date on which the Approval Order becomes a Final Order, unless and until this Agreement becomes null and void pursuant to its terms (if ever), Mt. McKinley and Everest shall:

      1.    not cooperate with any other defendant in the Coverage Action;

      2. cease their participation in any and all objections they have made to the Plan and/or to any findings or conclusions of law issued by or recommended by the Bankruptcy Court, other than those findings or conclusions of law consistent with this Agreement, and any and all motions, Claims, and any appeals or notices of appeal that they have filed or made in the Chapter 11 Reorganization Cases;

      3. not file any new objections to the Plan or appeal the Confirmation Order (for the avoidance of doubt, this provision does not apply to a plan of reorganization other than the Plan)

      4.    not pursue any Claims against the Debtors;

      5. withdraw their participation in any and all outstanding discovery requests; and

      6. serve no new discovery requests in the Debtors' confirmation proceeding.

      D. Following the Execution Date, Congoleum shall (i) serve no new discovery in the Debtors' confirmation proceeding upon Mt. McKinley and/or Everest and shall not pursue any outstanding discovery in connection with Debtors' confirmation proceeding and (ii) will not seek to introduce evidence in any way related to Mt. McKinley and/or Everest in either the confirmation proceeding or the Coverage Action; provided, however, that Congoleum may seek to introduce as evidence (x) only in the confirmation proceeding, this Agreement and the Settlement Amount to be paid hereunder; (y) the policies of insurance issued by Mt. McKinley and/or Everest to Congoleum Corporation; and (z) such portions of any documents or other materials that are not specific to Mt. McKinley and/or Everest and that do not characterize any act, decision, obligation or position of Mt. McKinley and/or Everest or characterize the terms and conditions of any of the Subject Policies. Notwithstanding anything in this Paragraph 6.D to the contrary, Congoleum may seek to introduce as evidence in the confirmation proceeding and/or the Coverage Action communications with multiple entities that includes Mt. McKinley and/or Everest but Congoleum will not characterize any act, decision, obligation or position of Mt. McKinley and/or Everest.

      E. As a condition precedent to the obligations of Mt. McKinley and Everest under Paragraph 6.C above, the Approval Order must include findings that:

      1. Mt. McKinley's and Everest's payment in full of the Settlement Amount shall satisfy and extinguish in full their obligations under the Subject Policies.

      2. The Settlement Amount shall be used only to pay Asbestos Claims and/or to pay other amounts payable by the Plan Trust pursuant to the Plan and the Trust Distribution Procedures for the Congoleum Plan Trust, as may be amended.

      3. Adequate notice of the Debtors' Motion for Approval of the Settlement Agreement Between the Debtors and Mt. McKinley and Everest (the "Motion") and of the hearing on the Motion was given by mailing a copy of the Motion and notice of the hearing on the Motion to: (a) the members of the Official Committee of Asbestos Claimants (the "Committee") and the Committee's counsel; (b) the FCR and the counsel for the FCR; (c) the Claimants' Counsel; (d) all other Persons or Entities that, as of the date the Motion was filed, had filed a notice of appearance or other demand for service of papers in the Debtors' Chapter 11 Case; (e) the United States Trustee; (f) the Collateral Trustee (the "Collateral Trustee") of the Congoleum Collateral Trust (the "Collateral Trust") established pursuant to a Collateral Trust Agreement dated April 17, 2003; (g) Congoleum Corporation's majority shareholder, American Biltrite, Inc.; (h) any other presently existing Entities that are insureds under the Subject Policies; (i) counsel to all known holders of Asbestos Claims as reflected in the claims filed in this case, claims submitted in connection with the Settlement Between Congoleum Corporation and Various Asbestos Claimants attached as Exhibit E to the Disclosure Statement with respect to the Plan (the "Claimant Agreement"), or ballots submitted in connection with this case; and
            (j) to all known holders of Asbestos Claims whose counsel is not included within the preceding clause who, as of at least five (5) days prior to the Hearing, became known through filing of a proof of claim or otherwise.

      4. As required by Court order, notice to an attorney for the holder of an Asbestos Claim constitutes notice to the claimant for purposes of the Agreement and the Motion.

      5. Notice of the Agreement, the Motion and the Hearing is sufficient to bind the Creditors' Committee and its members, all known creditors and claimants, the FCR and all future claimants and demand holders whose interests are represented by the FCR, and all other Persons, including but not limited to the Debtors' insurers, that, as of the date the Motion was filed, had filed a notice of appearance and demand for service of papers in the Debtors' Chapter 11 case.

      6. The Approval Order and each of its Findings and Conclusions are binding upon the Creditors' Committee and its members, all known creditors and claimants, the FCR and all future Claimants and Demand holders whose interests are represented by the FCR, the Plan Trust and all other Persons or Entities, including but not limited to the Debtors' insurers, that, as of the date the Motion was filed, had filed a notice of appearance or other demand for service of papers in the Debtors' Chapter 11 Case.

      7. The Approval Order includes a provision acknowledging that the Plan, as amended, states that any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action against the Plan Trust and not against the Settling Asbestos Insurance Company in question and that all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company which shall be protected by injunction from assertion against it, by an Asbestos Insurance Company, of any Asbestos Claims.

      F. Upon the occurrence of the Plan Effective Date, all of Congoleum's Asbestos Insurance Rights under this Agreement shall be assigned to the Plan Trust pursuant to the Plan, automatically and without need of further action by any Party or Entity, provided that this Agreement has not then and does not thereafter become null and void pursuant to its terms.

      G. Upon its creation, the Plan Trust (1) automatically and without need for further action shall become a Party to this Agreement; and (2) promptly shall execute this Agreement. Upon the Trigger Date, and without limiting the obligations of Congoleum under this Agreement, the Plan Trust automatically shall succeed to all the rights and be bound by all of the obligations of the Debtors under this Agreement without necessity of further action. Congoleum shall include in the Plan Trust Agreement as an obligation of the Plan Trust, effective from its creation (in language and terms satisfactory to Mt. McKinley and Everest), that such trust shall be subject to and bound by this Agreement and the Approval Order.

      H. Congoleum and the Plan Trust shall not seek to terminate, reduce, or limit the scope of the Asbestos Channeling Injunction with respect to Mt. McKinley and Everest after the Confirmation Order becomes a Final Order.

      7.    Effectiveness Of Agreement And Voidability

      A. This Agreement is subject to the contingencies set forth in sub-paragraphs 7.A.1 - 7.A.5 below. If any of the following events occurs, any Party may declare this Agreement null and void by providing written notice to the other Parties in the manner provided in Section 18 below, in which case, this Agreement shall terminate, subject to the provisions of Paragraph 7.C below:

            1. The Court or a court of competent jurisdiction enters an order confirming a Chapter 11 plan of reorganization for Congoleum or one or more of the other Debtors other than the Plan;

            2. The Court or a court of competent jurisdiction enters an order that provides that Mt. McKinley and/or Everest are not Settling Asbestos Insurance Companies or otherwise contravenes the designation of Mt. McKinley and/or Everest as Settling Asbestos Insurance Companies;

            3. The Court, or any other court of competent jurisdiction enters an order denying approval of the Agreement;

            4. The Court or a court of competent jurisdiction enters an order converting the Chapter 11 Case into a Chapter 7 case or dismissing the Chapter 11 Case;

            5. The Court or a court of competent jurisdiction enters an order appointing a trustee or examiner substantially possessing the rights, powers and duties of a trustee in the Chapter 11 Case; or

            6. The Confirmation Order and the Approval Order do not become Final Orders within two years of the Execution Date.

       B. In the event that the Court or a court of competent jurisdiction enters an order approving the Agreement, which order is other than an Approval Order that includes the findings set forth in Paragraph 6.E above, then any Party may declare the Agreement to be null and void within sixty (60) days following the entry of such order approving the Agreement. The Parties shall meet and confer at some point during said sixty (60) day period to determine whether the order so entered is satisfactory to each of them and/or to explore whether a proposed order can be fashioned and jointly submitted to the Court for approval.

      C. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is declared by any Party to be null and void pursuant to this Section 7:

            1. this Agreement, other than Sections 1, 7 and 18 (which sections shall remain in full force and effect), shall be vitiated and shall be a nullity and shall be void ab initio;

            2. The Parties shall direct the Escrow Agent to return to or at the direction of Mt. McKinley and Everest, with thirty (30) days prior written notice to the Congoleum and the Plan Trust, if it exists, the Settlement Amount plus any interest or investment income accrued on the Settlement Amount minus: (i) any reasonable and proper costs incurred by the Escrow Agent;
                  (ii) any reserves required under the Escrow Agreement to be held for the payment of taxes, indemnities, or otherwise; or
                  (iii) losses incurred under any investment of the Settlement Amount permissible under the terms of the Approval Order;

            3. None of the Parties shall be bound by the terms of any Approval Order;

            4. Mt. McKinley and/or Everest shall not be designated as Settling Asbestos Insurance Companies, and Mt. McKinley and Everest shall not seek or receive any benefit or protection of a Settling Asbestos Insurance Company;

            5. the Parties shall have the rights, defenses and obligations under or with respect to the Subject Policies that they would have had absent this Agreement,

            6. the releases provided in Section 3 above shall become null and void ab initio;

            7. Mt. McKinley and Everest shall be free to pursue their objections to the Plan, to appeal from the Confirmation Order and otherwise participate in the Bankruptcy Case, Congoleum shall be free to oppose any such objections or appeals and the Parties shall be free to pursue their claims against one another in the Coverage Action; and

            8. any otherwise applicable statutes of limitations or repose, or other time-related limitations, shall be deemed to have been tolled for the period from the Execution Date through the date that this Agreement is declared null and void, and no Party shall assert, plead, raise or otherwise rely on or take advantage, whether actively or passively, of any time-related defense to any Claim by any other Party related to such period, and if any Party breaches this obligation, it shall be deemed to have created a new cause of action against it at the time of such breach for which it shall be liable in damages equal to the amount of damages it avoided by reason of the breach.

      8.    Judgment Reduction

      In the event that another insurer of the Debtors brings a claim for contribution, subrogation, indemnification, reimbursement or other similar claim, against Everest and/or Mt. McKinley in connection with Claims released in this Agreement, and such insurer obtains a final binding arbitration award or final judgment against or a settlement with Everest and/or Mt. McKinley (with the consent of the Debtors prior to the Effective Date or with the consent of the Plan Trust following said Effective Date, which consent in either case shall not be unreasonably withheld), the Debtors or the Plan Trust (as the case may
be) shall voluntarily reduce the amount of any final binding arbitration award, final judgment or settlement payment that they have obtained or may obtain from such other insurer by the amount of such other insurer's final binding arbitration award or final judgment awarded against or settlement with Everest and/or Mt. McKinley in connection with such contribution, subrogation, indemnification or other similar claim and shall direct that Everest and/or Mt. McKinley (as the case may be) shall not be subject to liability for such judgment, arbitration award or settlement. Such a reduction in judgment or arbitration award or settlement will be accomplished by subtracting from the judgment, arbitration award or settlement against the other insurers the share of the judgment, arbitration award or settlement attributable to Everest and/or Mt. McKinley (as the case may be).

      9. Assignment of Subrogation, Contribution and Reimbursement Rights Against Other Insurers

      Other than claims against Mt. McKinley's and Everest's reinsurers or retrocessionaires, Mt. McKinley and Everest agree that they shall not pursue subrogation, equitable indemnity, contribution, or reimbursement of the Settlement Amount or any part thereof from any third party, including without limitation any other primary or excess insurer of Congoleum or any other subscriber to any of the Subject Policies. To the extent permitted by law, Mt. McKinley and Everest hereby transfer and assign to Congoleum all such rights, claims, and causes of action relating to subrogation, reimbursement, or contribution that Mt. McKinley and Everest may have, arising out of the Settlement Amount paid hereunder, provided always that if any third-party Person asserts any claim against Mt. McKinley and Everest, Mt. McKinley and Everest shall be permitted to pursue subrogation, equitable indemnity, contribution, or reimbursement of the Settlement Amount or any part thereof from any such third-party Person in any cross-claim, counter-claim or similar procedure. The Parties expressly agree that nothing in this Section 9 or in this Agreement shall limit the rights of Mt. McKinley and Everest to make reinsurance claims and pursue their reinsurance recoveries (if any).

      10.   Cooperation

      Congoleum will undertake all reasonable actions to cooperate with Mt. McKinley and Everest in connection with their reinsurers, including (at Mt. McKinley's and Everest's sole expense with respect to services and/or assistance provided by external Congoleum vendors, and out-of-pocket expenses incurred by Congoleum) responding to reasonable requests for information and meeting with representatives of reinsurers. Such cooperation shall include providing Mt. McKinley's and Everest's representative, upon reasonable request, access to all claim files maintained by Congoleum, including but not limited to, all product exposure, medical, claim status, and payment records contained in such files; provided, however, that Mt. McKinley and Everest shall have no obligation to pay any internal costs of Congoleum (including costs associated with time or expense of Congoleum's employees or agents).

      11.   Reasonably Equivalent Value

      The Parties acknowledge and agree that: (i) the Agreement was bargained for and entered into in good faith and as the result of arms'-length negotiations; and (ii) the Agreement is based on their respective independent assessments, with the assistance and advice of counsel, that the payments and other benefits to be received by the Parties pursuant to this Agreement constitute a fair and reasonable settlement of the Parties' claims against each other and constitute reasonably equivalent value for the releases, indemnity, and other benefits conveyed under this Agreement.

      12.   Confidentiality

      A. The Parties agree that all matters relating to the negotiation of this Agreement shall be confidential and are not to be disclosed except by order of a court of competent jurisdiction or by written agreement of the Parties except to the extent that disclosure of matters relating to the negotiation of this matter is necessary in connection with seeking approval of this Agreement by the Court.

      B. In the event that a private litigant, by way of document request, interrogatory, subpoena, or questioning at deposition, trial, or other proceeding attempts to compel disclosure of anything protected by this Section 12, the Party from whom disclosure is sought shall decline to provide the requested information on the ground that this Agreement prevents such disclosure. In the event that such private litigant seeks an order from any court or governmental body to compel such disclosure, or in the event that a court, government official, or governmental body (other than the Internal Revenue Service or Securities and Exchange Commission) requests or requires disclosure of anything protected by this Section 12, the Party from whom disclosure is sought shall immediately give written notice by facsimile or hand-delivery to the other Parties, and shall immediately provide copies of all notice papers, orders, requests or other documents in order to allow each Party to take such protective steps as may be appropriate. Notice under this Section 12 shall be made to the Persons identified in Section 18 of this Agreement.

      C. Material protected by this Section 12 shall be deemed to fall within the protection afforded to compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and similar provisions of state law or state rules of court.

      Notwithstanding anything in this Section 12, nothing in this Agreement shall prevent any Party from disclosing or releasing information regarding the negotiation of this Agreement in any form and at any time after the Execution Date to:

            1. reinsurers or retrocessionaires of Mt. McKinley and Everest directly or through intermediaries;

            2.    outside auditors, attorneys or accountants of any Party;

            3. to the extent required by law, including, to the extent applicable, to the Internal Revenue Service, the Securities and Exchange Commission, or other U.S., or other governmental authority that properly requires disclosure by a Party hereto;

            4. to the extent and in any form that such information is required to be disclosed or released to satisfy reporting requirements imposed by law, including any Federal securities laws; and

            5. as necessary in connection with the approval of this Agreement by any Court.

      D. Notwithstanding the foregoing provisions of this Section 12, Congoleum may issue a press release at any time following the filing of a motion with the Bankruptcy Court seeking approval of this Agreement; provided that Congoleum first provides Everest and Mt. McKinley with a copy of the press release and obtains Mt. McKinley's and Everest's consent to said press release (such consent to be provided promptly and not to be unreasonable withheld).

      13    Non-Prejudice and Construction of Agreement

      A. This Agreement is not a contract of insurance. This Agreement is not subject to rules or construction governing contracts of insurance, including without limitation, the doctrine of contra proferentum. This Agreement is a compromise between the Parties and shall not be construed as an admission of coverage under the Subject Policies, nor shall this Agreement or any provision hereof be construed as a waiver, modification or retraction of the positions of the Parties with respect to the interpretation and application of the Subject Policies.

       B. This Agreement is the product of informed negotiations and involves compromises of the Parties' previously stated legal positions. Accordingly, this Agreement does not reflect upon the Parties' views as to rights and obligations with respect to matters or Persons outside the scope of this Agreement. This Agreement is without prejudice to positions taken by Mt. McKinley and Everest with regard to other insureds, and without prejudice to positions taken by Congoleum with regard to other insurers.

      C. This Agreement is the jointly-drafted product of arms'-length negotiations between the Parties with the benefit of advice from counsel, and the Parties agree that it shall be so construed. As such, no Party will claim that any ambiguity in this Agreement shall be construed against the other Party.

      14.   No Modification

      No change or modification of this Agreement shall be valid unless made in writing and signed by the Parties (or their attorney-in-fact) whose interests are affected by such change or modification.

      15.   Integration

      This Agreement, including the Attachments hereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all discussions, agreements and understandings, both written and oral, among the Parties with respect hereto.

      16.   Governing Law

      This Agreement shall be governed by, and shall be construed in accordance with, the laws of New Jersey without regard to its choice of law rules.

      17.   Execution

      There will be two signed originals of this Agreement, which may be executed in duplicate counterparts. Facsimiles or scanned versions of signatures by the Parties shall be treated as originals.

      18.   Notices

      Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following Persons, provided that notices to the Plan Trust, upon its creation, shall be sent to such Person(s) as the Plan Trust then designates in writing.

If to Congoleum:                      Pillsbury Winthrop LLP
                                      1540 Broadway
                                      New York, NY 10036-4039

                                      Attn: Richard L. Epling, Esq.
                                            Kerry A. Brennan, Esq.

                                      Phone: (212) 858-1000
                                      Fax: (212) 858-1500
                                      e-mail: repling@pillsburywinthrop.com
                                              kbrennan@pillsburywinthrop.com

                                      and

                                      Gilbert Heintz & Randolph LLP
                                      1100 New York Avenue, N.W.
                                      Washington, D.C. 20005
                                      Attn: Bette Orr, Esq.
                                      Phone: (202) 772-2340

                                      Fax: (202) 772-2325
                                      e-mail: orrb@ghrdc.com

With a copy to:                       Howard N. Feist III
                                      Congoleum Corporation
                                      57 River Street
                                      Wellesley, MA 02481-2097
                                      Phone: (781) 237-6655
                                      Fax: (781) 237-6880
                                      e-mail: sfeist@alumni.princeton.edu

If to Mt. McKinley and Everest:       David Steiner
                                      Associate General Counsel
                                      Mt. McKinley Insurance Company
                                      Westgate Corporate Center
                                      477 Martinsville Road, P.O. Box 830
                                      Liberty Corner, New Jersey 07938-0830
                                      Phone: (908) 604-3459
                                      Fax: (908) 604-3434
                                      e-mail: david.steiner@everestre.com

With a copy to:                       Fred L. Alvarez
                                      Lord Bissell & Brook LLP
                                      115 South LaSalle Street
                                      Chicago, Illinois 60603
                                      Phone: (312) 443-1758
                                      Fax: (312) 896-6758
                                      e-mail: falvarez@lordbissell.com

                                      and

                                      Kevin M. Haas

                                      Cozen O'Connor
                                      1085 Raymond Boulevard, Suite 1900
                                      Newark, New Jersey 07102
                                      Phone: (973) 286-1200
                                      Fax: (973) 242-2121
                                      e-mail: e-mail: KHaas@cozen.com

                                      and

                                      David P. McClain
                                      McClain, Leppert & Maney, P.C.
                                      711 Louisiana, Suite 3100
                                      Houston, Texas 77002
                                      Phone: (713) 654-8001
                                      Fax: (713) 654-8818
                                      e-mail: mcclain@mcclainleppert.com

      19.   Representations and Warranties

      A. Each of the Debtors represents and warrants that it has full corporate authority to enter this Agreement as a binding and legal obligation of such Debtor, subject to approval by the Bankruptcy Court. The person signing this Agreement on behalf of any of the Debtors represents and warrants that he or she is authorized by such Debtor to execute this Agreement as a binding and legal obligation of such Debtor, subject to approval by the Bankruptcy Court.

      B. The Plan Trust, upon its execution and delivery of this Agreement, represents and warrants that it has full trust authority to enter this Agreement as a binding and legal obligation of the Plan Trust. The person signing this Agreement on behalf of the Plan Trust represents and warrants that he or she is authorized by the Plan Trust to execute this Agreement as a binding and legal obligation of te Plan Trust, subject to approval by the Bankruptcy Court.

      C. Everest and Mt. McKinley represent and warrant that they have full corporate authority to enter this Agreement as a binding and legal obligation of Everest and Mt. McKinley. The person signing this Agreement on behalf of Everest and Mt. McKinley represents and warrants that he or she is authorized by Everest and Mt. McKinley to execute this Agreement as a binding and legal obligation of Everest and Mt. McKinley.

      D. Each Party represents and warrants that it has conducted a diligent search for copies or other evidence of the Subject Policies and that, as of the Execution Date, it is not aware of any the existence of any liability insurance policies issued to Congoleum and subscribed to by Everest and/or Mt. McKinley other than the Subject Policies listed on Attachment A hereto.

            [The remainder of this page is left blank intentionally]

      IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

                        FOR CONGOLEUM CORPORATION, CONGOLEUM
                        SALES, INC. AND CONGOLEUM FISCAL, INC.

                                     By: /s/ Howard N. Feist
                                         -------------------
                                     Name:  Howard N. Feist
                                            ----------------
                                     Title: CFO
                                            ----------------
                                     Date:  9/30/05
                                            ----------------

                        FOR MT. McKINLEY INSURANCE COMPANY

                                     By: /s/ Adam Kenney
                                         -------------------
                                     Name:  Adam Kenney
                                            ----------------
                                     Title: VP Claims, MMK
                                            ----------------
                                     Date:  Sept. 30, 2005
                                            ----------------

                        EVEREST REINSURANCE COMPANY

                                     By: /s/ Adam Kenney
                                         -------------------
                                     Name:  Adam Kenney
                                            ----------------
                                     Title: VP Claims, MMK
                                            ----------------
                                     Date:  Sept. 30, 2005
                                            ----------------

                        FOR THE PLAN TRUST

                        By:
                            --------------------------------

                        Name:
                              ------------------------------

                        Title:
                               -----------------------------

                        Date:
                              ------------------------------

                                  Attachment A
                                  ------------

                             Known Subject Policies

Policy Number                   Inception                   Termination
-------------                   ---------                   -----------

DXC 901037                      January 1, 1976             January 1, 1977
DXCDX 0067                      January 1, 1977             January 1, 1978
DXCDX 0588                      January 1, 1978             January 1, 1979
DXCDX 0659                      January 1, 1978             January 1, 1979
DXCDX 1356                      January 1, 1979             January 1, 1980
DXCDX 1357                      January 1, 1979             January 1, 1980
GMX 00451                       January 1, 1980             January 1, 1981
GMX 00452                       January 1, 1980             January 1, 1981
GMX 00856                       January 1, 1981             January 1, 1982
GMX 00857                       January 1, 1981             January 1, 1982
GMX 01497                       January 1, 1982             January 1, 1983
GMX 01498                       January 1, 1982             January 1, 1983
GMX 02027                       January 1, 1983             January 1, 1984
GMX 02028                       January 1, 1983             January 1, 1984
GMX 02545                       January 1, 1984             January 1, 1985
GMX 02546                       January 1, 1984             January 1, 1985

                                  ATTACHMENT B
                                  ------------

-------------------------------------------
UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY
-------------------------------------------
Caption in Compliance with D.N.J. LBR 9004-2(c)

Okin, Hollander & DeLuca L.L.P.
Parker Plaza, 400 Kelley Street
Fort Lee, NJ 07024
(201) 947-7500
Paul S. Hollander (PH-2681)

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
(212) 858-1000
Richard L. Epling
Kerry A. Brennan

Attorneys for Debtors and
Debtors-In-Possession
-------------------------------------------

In re:                                          Chapter 11
                                                Case No. 03-51524 (KCF)
CONGOLEUM CORPORATION, et al.,                  Jointly Administered

                Debtors.                        Honorable Kathryn C. Ferguson
-------------------------------------------

   ORDER PURSUANT TO BANKRUPTCY RULE 9019 AUTHORIZING AND APPROVING INSURANCE
     SETTLEMENT AGREEMENT AMONG DEBTORS, PLAN TRUST, MT. MCKINLEY INSURANCE
                     COMPANY AND EVEREST REINSURANCE COMPANY
   --------------------------------------------------------------------------

      The relief set forth on the following pages, numbered two (2) through sixteen (16) is hereby ORDERED.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


      The Court has considered the "Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company," dated September 30, 2005 (the "Motion"), filed by Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., the debtors and debtors-in-possession herein (collectively, the "Debtors"), seeking approval, pursuant to Rules 2002(a)(3), 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and sections 363(f), 1107, 1108 and 1146(c) and other applicable sections of the title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"), of that certain Confidential Settlement Agreement and Release (such agreement, including the exhibits thereto, the "Settlement Agreement") dated as of September 30, 2005, among (a) the Debtors, along with their predecessors, successors and assigns; (b) Mt. McKinley Insurance Company ("Mt. McKinley") and Everest Reinsurance Company ("Everest") and their respective predecessors, successors and assigns and (c) upon its creation, the Plan Trust.(1) Capitalized terms used in this Approval Order and not otherwise defined herein shall have the meanings ascribed to such terms in the Settlement Agreement, and if not defined in the Settlement Agreement, such terms shall have the meaning ascribed in the Plan. The Settlement Agreement relates to the Subject Policies.

----------
(1) As defined in the Sixth Modified Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated July 22, 2005 (the "Sixth Modified Plan"), as presently constituted.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


      Adequate notice of the Motion was given by individual mailing to: (a) the members of the Official Committee of Asbestos Claimants (the "Committee") and the Committee's counsel; (b) the FCR and the counsel for the FCR; (c) the Claimants' Counsel; (d) all other Persons or Entities, including but not limited to Congoleum's insurers, that, as of the date the Motion was filed, had filed a notice of appearance or other demand for service of papers in the Debtors' Chapter 11 Case; (e) Congoleum's insurers that are or were parties to the Coverage Action; (f) the United States Trustee; (g) the Collateral Trustee (the "Collateral Trustee") of the Congoleum Collateral Trust (the "Collateral Trust") established pursuant to a Collateral Trust Agreement dated April 17, 2003; (h) Congoleum Corporation's majority shareholder, American Biltrite, Inc.; (i) any other presently existing Entities that are insureds under the Subject Policies;
(j) counsel to all known holders of Asbestos Claims (all references to Asbestos Claims in this Order mean that term as it is defined in the Plan and not as it is defined in the Settlement Agreement) as reflected in the claims filed in this case, claims submitted in connection with the Settlement Between Congoleum Corporation and Various Asbestos Claimants attached as Exhibit E to the Disclosure Statement with respect to the Plan (the "Claimant Agreement"), or ballots submitted in connection with this case; and (k) to all known holders of Asbestos Claims whose counsel is not included within the preceding clause who, as of at least five (5) days prior to the Hearing, became known through filing of a proof of claim or otherwise.

            A hearing was held on October 31, 2005 the ("Hearing") to consider the Motion and the Settlement Agreement, and all interested parties were given an opportunity to be heard and to present evidence. Objections to the Motion, if any, have been resolved by agreement or are overruled, and after due deliberation and sufficient cause appearing therefore, this Court hereby makes the following Findings of Fact and Conclusions of Law:

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


I.    FINDINGS OF FACT:

            IT IS HEREBY FOUND AND DETERMINED THAT: (2)

Jurisdiction, Final Order And Statutory Predicates

            A. This Court has jurisdiction to hear and determine the Motion and to grant the relief requested therein pursuant to 28 U.S.C. ss.ss. 157(b)(1) and 1334(b). This Motion presents a core proceeding pursuant to 28 U.S.C. ss.ss. 157(b)(2)(A), (M) and (O).

            B. This Approval Order constitutes a final order within the meaning of 28 U.S.C. ss. 158(a). The Parties may consummate the Settlement Agreement immediately upon entry of this Approval Order, provided that the other conditions precedent have been satisfied or waived in accordance with the terms of the Settlement Agreement. To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Approval Order.

----------
(2) Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


Notice of the Motion and the Settlement

            C. The notice of the Motion described above constitutes due, sufficient and timely notice of the Motion, the Hearing, and the Settlement Agreement to all Entities entitled thereto in accordance with the requirements of the Bankruptcy Code, the Bankruptcy Rules, this Court's orders in the Chapter 11 Case, and due process. No other or further notice of the Motion, the Hearing, the Settlement Agreement or this Approval Order is necessary. This Court hereby further finds that notice to an attorney for the holder of an Asbestos Claim constitutes notice to such holder for purposes of notice of the Motion, the Hearing, the Settlement Agreement or this Approval Order and any other matters set forth in this Order.

Good Faith Nature of Settlement Agreement and Reasonableness of the Terms of the Settlement

            D. The Debtors on the one hand and Everest and Mt. McKinley on the other hand, negotiated at arm's length and in good faith to reach agreement on the matters resolved through the Settlement Agreement.

            E. Pursuant to Bankruptcy Rule 9019, and in consideration of the terms, compromises and exchanges of consideration contained in the Settlement Agreement and all other facts and circumstances of this Chapter 11 Case, the provisions of the Settlement Agreement are (i) fair and reasonable settlements;
(ii) valid and proper exercises of the Debtors' business judgment; (iii) exchanges for reasonably equivalent value; (iv) fair, equitable, and well within the range of reasonableness required for approval of the Settlement Agreement; and (v) considering all the factors set forth in In re Martin, 91 F.3d 389, 393 (3d Cir. 1996), as discussed in the Motion, in the best interests of the Debtors, their Estates, their creditors, the Plan Trust, and other parties-in-interest.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------

            F. The Settlement Agreement confers a substantial benefit upon the Debtors' Estates by providing for, among other things: (i) the settlement of complex litigation; and (ii) payment to the Plan Trust of the Settlement Amount, as provided for in the Settlement Agreement (plus interest thereon to the extent provided in the Settlement Agreement).

            G. The payments by Everest and Mt. McKinley under the Subject Policies and pursuant to the Settlement Agreement constitute reasonable and substantial settlements and fair resolutions of the alleged liability of Everest and Mt. McKinley under the Subject Policies for Asbestos Claims and other Claims, and such contributions satisfy the liability of Everest and Mt. McKinley, if any, for Asbestos Claims and other Claims under the Subject Policies.

Authority To Enter Into Settlement Agreement And To Effect The Transactions

            H. Each of the Debtors and, upon its creation, the Plan Trust: (i) has full corporate or trust (as the case may be) power and authority to enter into and perform the Settlement Agreement; and (ii) has the authority to take all corporate or trust action (as the case may be) necessary to authorize and approve the Settlement Agreement. In addition, no consent, authorization or approval, and no filing or registration, of any type or kind, other than those expressly provided for in the Settlement Agreement, is required for the Debtors and the Plan Trust to give effect to the terms of the Settlement Agreement. Further, the consummation of the Settlement Agreement by the Debtors and the Plan Trust does not conflict, contravene, or cause a breach, default or violation of any law, rule, regulation, contractual obligation or organizational or formation document.

Releases And Designation Of Everest and Mt. McKinley As Settling Asbestos Insurance Companies

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


            I. Pursuant and subject to the terms and conditions of the Settlement Agreement, Everest and Mt. McKinley specifically have contracted to receive, for themselves: (a) all of the benefits of being designated in the Confirmation Order as a Settling Asbestos Insurance Company, including, but not limited to, the channeling injunction and releases set forth in section 11.6 (as presently enumerated) of the Plan, and (b) the releases contained in the Settlement Agreement, and, pursuant and subject to the terms and conditions of the Settlement Agreement, Everest and Mt. McKinley shall be entitled to, upon entry of this Approval Order, the protections provided by such designation and treatment without further order of this Court.

            J. Pursuant and subject to the terms and conditions of the Settlement Agreement, Everest and Mt. McKinley specifically have agreed not to object to or oppose confirmation of the Plan, and Everest and Mt. McKinley have agreed not to appeal the Confirmation Order. Everest and Mt. McKinley are, however, permitted to object to or oppose confirmation of, and to appeal from confirmation of, a plan of reorganization other than the Plan. A plan of reorganization that differs from the Plan because it contains an asbestos channeling injunction differing from that found in the Plan shall be treated as the Plan for purposes of the preceding sentence and the Settlement Agreement provided that such plan:

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


            1. Contains an injunction for the benefit of Everest and Mt. McKinley pursuant to section 524(g) of the Bankruptcy Code that bars any action directed against Everest and Mt. McKinley to the extent that (a) Everest and/or Mt. McKinley are alleged to be directly or indirectly liable for the conduct of, claims against, or demands on any of the Debtors, and (b) the alleged liability of Everest and/or Mt. McKinley arises by reason of their provision of insurance to the Debtors;

            2. Grants Everest and Mt. McKinley all of the benefits of a Settling Asbestos Insurance Company as described, and as provided for, in the Plan;

3. Provides that any right, claim or cause of action that any Person, including an Asbestos Insurance Company, may have been entitled to assert against Everest and/or Mt. McKinley based on or relating to Asbestos Claims or Demands and any other claims subject to the injunction in favor of Everest and Mt. McKinley described in J.(1) above shall be channeled to and become a right, claim or cause of action against the Plan Trust and not against Everest and/or Mt. McKinley; and

4. Does not provide injunctive protection to any other Asbestos Insurance Company that is broader than the injunctive protection provided to Everest and Mt. McKinley.

Objections Overruled

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


            K. All objections filed with respect to the Motion or the entry of this Approval Order and not withdrawn are hereby overruled. To the extent any Entity (a) either (i) received proper notice of these matters (or is represented by an Entity (including, without limitation, the FCR or counsel) that received such notice) or (ii) having had notice of this Chapter 11 Case, elected not to request notices regarding this Chapter 11 Case, and (b) failed to object to the Motion and the entry of the Approval Order, then such Entities (including, without limitation, the Debtors and the Plan Trust (or, to the extent that it has not yet been formed or does not yet exist, its predecessor(s) in interest), the FCR, the Claimants Representative and the Committee) hereby shall have no right to file or prosecute an appeal of this Approval Order.

II.   CONCLUSIONS OF LAW

      NOW, THEREFORE, BASED ON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED AND DECREED EFFECTIVE IMMEDIATELY, AS FOLLOWS:

            To the extent any Conclusion of Law set forth below herein constitutes a Finding of Fact, this Court so finds. To the extent that any Finding of Fact constitutes a Conclusion of Law, the Court so concludes.

General Provisions

            1. Pursuant to the terms of this Approval Order, the relief requested in the Motion is granted and approved in all respects, and the Settlement Agreement is hereby approved in all respects.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------

            2. All objections, if any, to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included in such objections, are overruled on the merits.

Approval of Settlement Agreement

            3. The Settlement Agreement and all of the terms and conditions thereof are hereby approved in their entirety and, notwithstanding anything to the contrary in this Approval Order, to the extent of any conflict or inconsistency between the provisions of this Approval Order and the terms and conditions of the Settlement Agreement, as between the Debtors, Plan Trust, Everest and Mt. McKinley, as the case may be, the Settlement Agreement shall govern and control.

            4. Each of the Debtors and the Plan Trust are authorized and empowered, and hereby directed, to take any and all actions necessary or appropriate, in accordance with the terms of the Settlement Agreement, and, without further order of the Court, to (a) consummate, carry out and implement the Settlement Agreement, (b) execute and deliver, perform under, consummate, carry out, implement and close fully the Settlement Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Settlement Agreement, and (c) to take all further actions as may be reasonably requested in accordance with the Settlement Agreement by Everest and Mt. McKinley as may be reasonably necessary or appropriate to the performance of the obligations as contemplated by the Settlement Agreement. The Settlement Agreement and this Approval Order

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


constitute valid and binding obligations of the Debtors, their Estates and the Plan Trust, which shall be enforceable in accordance with the terms thereof. The Plan Trust Agreement shall include as an obligation of the Plan Trust, effective from the creation of the Plan Trust, that such trust shall be subject to and bound by the Settlement Agreement and the Approval Order. Upon its creation, the Plan Trust, without further order of any court or action by any Entity, shall be deemed to be automatically a party to the Settlement Agreement. The Debtors are hereby authorized and directed to amend the Plan Trust Agreement (as defined in the Plan) to provide that the Plan Trust shall be subject to and bound by the Settlement Agreement and the Approval Order.

            5. All of the terms and provisions of this Approval Order shall be binding in all respects upon each of the Debtors, the Plan Trust, any trustees of any of the Debtors, the Debtors' Estates, the FCR and each of the Entities whose interests he represents, the Collateral Trustee, the Collateral Trust, the Claimants Representative, each Asbestos Claimant, all other creditors and shareholders of any of the Debtors, all interested parties, and their respective successors and assigns.

            6. No later than fourteen (14) days after the date that this Order is entered: a) Congoleum shall dismiss without prejudice its Claims, counterclaims or cross-claims (if any) against Everest and Mt. McKinley in the Coverage Action; and b) Everest and Mt. McKinley shall dismiss without prejudice their Claims, counterclaims or cross-claims (if any) against Congoleum in the Coverage Action. Upon the occurrence of the Trigger Date, the Parties shall submit a stipulation of dismissal with prejudice. The Parties shall bear their own costs, expenses, and counsel fees in the Coverage Action. Nothing herein shall prevent Congoleum from recovering its costs, expenses and counsel fees in the Coverage Action from any Entity other than Everest and/or Mt. McKinley. The Parties' stipulation of dismissal with prejudice shall state that Congoleum's

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


claims are dismissed with prejudice except that such stipulation will provide that, in the event that the Settlement Agreement becomes null and void pursuant to Section 7 thereof, Congoleum may re-join Everest and Mt. McKinley to the Coverage Action and re-assert all claims against Everest and Mt. McKinley in the Coverage Action, other than the bad faith claims that have been asserted in the Coverage Action, which bad faith claims shall not be re-asserted against Everest and Mt. McKinley in the Coverage Action or in any new action. The Parties have agreed that in such event, each of Congoleum, Everest and Mt. McKinley will not be bound by any rulings or decisions in the Coverage Action made after September 6, 2005.

            7. Everest's and Mt. McKinley's payment in full of the Settlement Amount, as provided for in Paragraph 2.A of the Settlement Agreement, shall satisfy and extinguish in full Everest's and Mt. McKinley's obligations for Asbestos Claims under the Subject Policies as provided in the Settlement Agreement. Pursuant to 11 U.S.C. ss. 363(b)(1) and (f), Congoleum shall be deemed to have sold, and Everest and Mt. McKinley shall be deemed to have purchased, free and clear of any and encumbrances whatsoever pursuant to 11 U.S.C. ss. 363(f) of the Bankruptcy Code, all of Congoleum's rights, title and interests in and to (a) the Subject Policies and (b) any and all claims of

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


Congoleum with respect to the Subject Policies. Upon confirmation of the Plan and deposit of the Settlement Amount in the Escrow Account by Everest and Mt. McKinley pursuant to the terms of the Settlement Agreement, Everest and Mt. McKinley shall be deemed to be "good faith purchasers" under 11 U.S.C. ss. 363(m) of the Bankruptcy Code of Congoleum's rights and interests in the Subject Policies and are entitled to the protections provided by such designation without further order of the Court.

Additional Provisions

            8. The terms and provisions of the Settlement Agreement, together with the terms and provisions of this Approval Order, shall be binding in all respects upon all Entities, including the Debtors, the Plan Trust, any trustee of any Debtor, the Debtors' Estates, the FCR and each of the Entities whose interests it represents, the Collateral Trustee, the Collateral Trust, the Claimants Representative, each Asbestos Claimant, the Debtors' other creditors, shareholders of any of the Debtors, and all interested parties, administrative agencies, governmental units, secretaries of state, federal, state and local officials, maintaining any authority relating to the Settlement Amount, and their respective successors or assigns.

            9. Everest's and Mt. McKinley's payment of the Settlement Amount shall be made to the Escrow Agent and, after the Trigger Date, the Settlement Amount shall be disbursed by the Escrow Agent to the Plan Trust or as otherwise directed by the Bankruptcy Court. The proceeds of the Settlement Amount shall be utilized only to pay Asbestos Claims and/or to pay other amounts payable by the Plan Trust pursuant to the Plan and the Trust Distribution Procedures for the Congoleum Plan Trust, as may be amended.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


            10. Nothing contained in the Plan or any other plan of reorganization or liquidation, or order of any type or kind entered in (a) this Chapter 11 Case, (b) any subsequent chapter 7 case into which the Chapter 11 Case may be converted, or (c) any related proceeding subsequent to entry of this Approval Order, shall conflict with or derogate from the provisions of the Settlement Agreement or the terms of this Approval Order. This Approval Order shall be binding upon and enforceable against, among others, each of the Debtors, their Estates, any and all chapter 7 and chapter 11 trustees thereof, the Plan Trust, the FCR and each of the Entities whose interests it represents, the Collateral Trustee, the Collateral Trust, the Claimants Representative and each Asbestos Claimant.

            11. The failure specifically to include any particular provision of the Settlement Agreement in this Approval Order shall not diminish or impair the efficacy of such provision, it being the intent of this Court that the Settlement Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

            12. This Approval Order shall be effective immediately upon its entry. The ten (10) day stay provided in Bankruptcy Rule 6004(c) is hereby waived.

            13. The Settlement Agreement and other related documents may be modified, amended, or supplemented by the parties thereto, in a writing signed by such parties in accordance with the terms thereof, without further order of the Court, provided that (a) any such modification, amendment, or supplement is not material and (b) to the extent practicable, notice of any modification, amendment, or supplement should be delivered to (i) the Committee, (ii) the FCR and (iii) the Claimants' Counsel at least five (5) days prior to the effective date of any such modification, amendment, or supplement.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------


            14. Notwithstanding any other provision of this Approval Order, if the Settlement Agreement is properly terminated under the terms thereof, then this Approval Order, with the exception of sections 8, 15 and 16 hereof, subject to the terms of Section 7 of the Settlement Agreement, shall be null and void and not be binding on any entity.

            15. If the Settlement Agreement is properly terminated under the terms thereof, then any and all statutes of limitation or repose or other time-related limitations, with respect to any Claim by any Entity, shall be deemed to have been tolled for the period from the Execution Date through the date on which the Settlement Agreement is declared terminated or null and void, and no Party shall be entitled to assert or rely on any time-related defense to any Claim by any other Party related to such period.

            16. The Court shall retain exclusive jurisdiction over any proceeding that involves the validity, application, construction, modification or termination of the Settlement Agreement and this Approval Order, and may make such further orders with respect thereto as are proper and appropriate.

            17. The provisions of this Approval Order are non-severable and mutually dependent.

Debtors:    Congoleum Corporation, et al.

Case No.:   03-51524 (KCF) (Jointly Administered)

Caption: Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company and Everest Reinsurance Company
--------------------------------------------------------------------------------

            18. Counsel for the Debtors shall immediately serve a copy of this Approval Order on all parties who have filed a request for notice in this case, all parties to the Settlement Agreement, counsel to the Committee, the Claimants' Counsel, the Collateral Trustee, and the FCR and file a certificate of service with the Clerk of the Bankruptcy Court within ten (10) days hereof.

                                  Attachment C
                                  ------------

                                ESCROW AGREEMENT

            THIS ESCROW AGREEMENT, dated as of September __, 2005 (the "Escrow Agreement") is made by, between and among Congoleum Corporation ("Congoleum"). Everest Reinsurance Company, formerly known as Prudential Reinsurance Company ("Everest") and Mt. McKinley Insurance Company, formerly known as Gibraltar Casualty Company ("Mt. McKinley") (each as defined in the Confidential Settlement Agreement and Release Among Congoleum Corporation, The Plan Trust and Mt. McKinley Insurance Company and Everest Reinsurance Company, dated September 30, 2005 (the "Settlement Agreement")) and Wachovia Bank, National Association, a national banking association, as escrow agent (the "Escrow Agent") (Congoleum, Everest and Mt. McKinley shall be referred to herein separately as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

      WHEREAS, Everest and Mt. McKinley issued certain policies of insurance to Congoleum (the "Subject Policies," as more fully described and defined in the Settlement Agreement); and

      WHEREAS, Persons within the definition of Congoleum have incurred and may incur in the future certain liabilities, expenses and losses arising out of various "Claims" (as defined in the Settlement Agreement), including Asbestos-Related Bodily Injury Claims, other asbestos-related claims, environmental claims and/or other types of claims; and

      WHEREAS, Congoleum asserts that Everest and Mt. McKinley are obligated under the Subject Policies to make liability payments and pay defense costs in connection with Claims, including claims for asbestos-related bodily injury; and

      WHEREAS, there are disputes between Congoleum on the one hand and Everest and Mt. McKinley on the other hand regarding their respective rights and obligations with respect to insurance coverage for Claims, including Asbestos-Related Bodily Injury Claims, other asbestos-related claims, environmental claims, and/or other types of claims (the "Coverage Dispute"); and

      WHEREAS, Congoleum, Everest and Mt. McKinley have reached a settlement of the Coverage Dispute and of all other issues relating to the Subject Policies that is embodied in the Settlement Agreement; and

      WHEREAS, Congoleum, Everest and Mt. McKinley wish to appoint an escrow agent to hold and disburse funds in accordance with the Settlement Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

            SECTION 1. Appointment of Escrow Agent. Congoleum, Everest,and Mt. McKinley hereby appoint Wachovia Bank, National Association as the escrow agent under this Escrow Agreement (the "Escrow Agent"), and the Escrow Agent hereby accepts such appointment.

                                   ARTICLE II

                               The Escrow Account

            SECTION 2.1. Deposit. Congoleum, Everest and Mt. McKinley agree that pursuant to the Settlement Agreement, Everest and Mt. McKinley shall deliver the sum of Twenty One Million, Five Hundred Thousand United States dollars ($21,500,000.00) (the "Settlement Amount") to the Escrow Agent, to be held, invested and disbursed as provided in this Escrow Agreement (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto) (hereafter the "Escrow Funds") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest, and release or distribute the Escrow Funds. It is hereby expressly stipulated and agreed that all interest and other earnings on the Escrow Funds shall become a part of the Escrow Funds for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Escrow Funds.

            SECTION 2.2. Distribution of Escrow Funds. The Parties hereto agree that the Escrow Agent shall hold the Escrow Funds and shall disburse the Escrow Funds only upon the occurrence of any one or more of the following events (each, individually, a "Disbursement Event"):

            (a) Joint written instructions from Congoleum, Everest and Mt. McKinley to the Escrow Agent directing the disbursement of Escrow Funds;

            (b) Upon the sole instruction of Everest and Mt. McKinley, pursuant to sub-paragraph 2.D.3 of the Settlement Agreement, unless Congoleum objects in writing to such instruction within ten (10) "Business Days" (as defined in Section 2.3 below) of the date on which written notice of such instruction is provided to Congoleum. Everest and Mt. McKinley shall confirm in writing the date on which such written notice was provided to Congoleum, pursuant to the notice provisions set forth in Section 4.3 below.

            (c) Joint written instructions from the Parties regarding any tax payment as provided in Section 3.9 below;

            (d) Order of any court of competent jurisdiction directing the disbursement of Escrow Funds; or

            (e) The decision of the arbitrator appointed pursuant to sub-paragraph 2.D.6 of the Settlement Agreement to resolve disputes concerning certain disbursements of Escrow Funds.

            Upon the occurrence of any of the foregoing Disbursement Events, the Escrow Agent shall disburse all or part of the Escrow Funds in accordance with such written instruction, notice or Order.

            SECTION 2.3. Investment of Escrow Funds. The Escrow Agent shall invest and reinvest the Escrow Funds in a Wachovia Trust Money Access Corporate Trust Money Market Account, unless otherwise instructed in writing jointly by Congoleum, Everest and Mt. McKinley. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which Congoleum, Everest, and Mt. McKinley jointly direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as the Escrow Agent may require. Absent willful misconduct or gross negligence, the Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless the Escrow Agent is otherwise directed in such written instructions, the Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the Parties that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

            Receipt, investment and reinvestment of the Escrow Funds shall be confirmed by the Escrow Agent as soon as practicable by account statement separately to Congoleum and to Everest and Mt. McKinley, and any discrepancies in any such account statement shall be noted by any one or more of Congoleum, Everest and Mt. McKinley to the Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of: (i) actual receipt thereof; and (ii) three (3) "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid, and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in New York, New York.

            SECTION 2.4. Resignation/Removal and Appointment of Successor Escrow
                         Agent.

            The Escrow Agent may resign hereunder upon thirty (30) days' prior written notice to Congoleum, Everest and Mt. McKinley, and the Escrow Agent may be removed as escrow agent at any time upon thirty (30) days prior written notice jointly from Congoleum, Everest and Mt. McKinley to the Escrow Agent. A successor escrow agent shall be appointed by agreement between Congoleum, Everest and Mt. McKinley if (a) there is a resignation or removal, or (b) the Escrow Agent is dissolved, taken under the control of any public officer or officers or if a receiver appointed by a court, or otherwise becomes incapable of acting hereunder. If no successor agent shall have been so appointed and have accepted appointment within thirty (30) days of (i) the giving of written notice by the resigning Escrow Agent, (ii) the giving of written notice of removal jointly by Congoleum, Everest and Mt. McKinley, or (iii) any Party's knowledge of any of the events specified in clause (b) of the preceding sentence, Congoleum, Everest and Mt. McKinley together, or the Escrow Agent may petition the United States Bankruptcy Court for the District of New Jersey for the appointment of a successor escrow agent. Upon the acceptance by the successor escrow agent of such appointment, the Escrow Agent shall deliver the Escrow Funds to the successor agent and the Escrow Agent will be released from its obligations hereunder by written instrument, a copy of which shall be delivered to Congoleum, Everest, Mt. McKinley, the resigning Escrow Agent and the successor escrow agent.

            SECTION 2.5. Term of Escrow Agreement. This Escrow Agreement shall remain in full force and effect until such time as all the amounts in the Escrow Account have been distributed in accordance with Sections 2.2 and 2.3 hereof; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Article III hereof shall survive the termination hereof.

            SECTION 2.6. Escrow Agent Fees and Expenses. The Escrow Agent shall be paid for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule I hereto as in effect from time to time, together with all expenses incurred by the Escrow Agent in connection with the performance of its duties and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by the Escrow Agent from income earned on the Escrow Funds. The Escrow Agent's fees and expenses, as identified in the immediately preceding sentence, shall be paid first from the income earned on the Settlement Amount, and, to the extent such income is not sufficient to pay the Escrow Agent's fees and expenses, then from the funds on deposit in the Escrow Account.

                                   ARTICLE III

                                The Escrow Agent

            SECTION 3.1. Scope of Undertaking. The Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement, including, but not limited to, the Subject Policies or the Settlement Agreement, and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrow Funds other than to receive, hold, invest, reinvest and deliver the Escrow Funds and provided notice and statements as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the Parties hereto that the Escrow Agent shall not be required to exercise any investment discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to Congoleum, Everest and Mt. McKinley or any of them under this Escrow Agreement. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own failure to comply with sufficient written instructions, willful misconduct or gross negligence. It is the intention of the Parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds in the performance of any of its duties.

          SECTION 3.2. Reliance; Liability. The Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and reasonably believed by it to have been signed or presented by the proper Party or Parties. The Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Funds pursuant to this Escrow Agreement; provided, however, except in circumstances involving the Escrow Agent's failure to comply with sufficient written instructions, willful misconduct or gross negligence, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever

(including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof, or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof, or for the identity or authority of any person executing this Escrow Agreement or any part hereof, or depositing the Escrow Funds.

            SECTION 3.3. None of the provisions of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

            SECTION 3.4. The Escrow Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document presented to the Escrow Agent by Congoleum, Everest and Mt. McKinley.

            SECTION 3.5. The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee acting in such capacity for the Escrow Agent.

            SECTION 3.6. In conjunction with Section 2.6 of this Escrow Agreement, the Escrow Agent shall be entitled to the fees and expenses as shown on Schedule I hereto. The obligations to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Escrow Agreement or the earlier resignation or removal of the Escrow Agent. The Escrow Agent agrees to advise Congoleum, Everest and Mt. McKinley in writing of increases in fees and expenses before they take effect and of all new fees and expenses not agreed to prior to execution of this Escrow Agreement.

            SECTION 3.7. Congoleum agrees to indemnify and defend the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, fees and expenses of in-house or outside counsel, court costs, costs, damages and claims, costs of investigation, litigation and arbitration, tax liability (other than for income taxes on fees earned hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Escrow Agreement, or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Escrow Agreement, except to the extent that any such loss, liability or expense may result from the willful misconduct or gross negligence of such Indemnified Party.

          SECTION 3.8. In the event that instructions to transfer funds are given, whether in writing or facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated.

          It is understood that, absent willful misconduct or gross negligence, in any transfer of Escrow Funds, the Escrow Agent and the beneficiary's bank may rely solely upon any account numbers or similar identifying number provided by either of the other Parties hereto to identify: (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

          SECTION 3.9. Upon execution of this Escrow Agreement, Congoleum, Everest and Mt. McKinley shall provide the Escrow Agent with the applicable respective taxpayer identification number documented by an appropriate Form W-8 or Form W-9. Failure so to provide such information may prevent or delay disbursements from the initial deposit of the Settlement Amount and may also result in the assessment of a penalty and the Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States and any other applicable jurisdiction. Congoleum, Everest and Mt. McKinley agree that any applicable international, federal or other taxes relating to any interest or other income earned on the Escrow Funds shall be paid from the Escrow Funds.

                                   ARTICLE IV

                                  Miscellaneous

            SECTION 4.1. Waivers; Amendments; Benefit of Agreement.

            (a) No failure or delay by any Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Escrow Agreement or consent to any departure there from shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. Except as otherwise expressly provided herein, all rights and remedies existing under this Escrow Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

            (b) No provision of this Escrow Agreement may be waived, amended, supplemented, or modified except pursuant to an agreement in writing entered into by Congoleum, Everest and Mt. McKinley and the Escrow Agent.

            (c) Nothing in this Escrow Agreement, expressed or implied, shall give or be construed to give to any person other than the Parties any legal or equitable right, remedy or claim under this Escrow Agreement, or under any covenants and provisions of this Escrow Agreement, each covenant and provision being for the sole benefit of the Parties.

            SECTION 4.2. Legal Capacity. Congoleum, Everest and Mt. McKinley and the Escrow Agent represent and warrant that they each have the legal capacity to enter into this Escrow Agreement and to perform all obligations undertaken herein as required of them.

            SECTION 4.3. Notices. All communications or notices provided for hereunder (including a notice of change of address) will be in writing, will be addressed in accordance with the information set forth below and will be deemed given (a) in the case of delivery by hand, when delivered by hand, (b) in the case of delivery by a standard overnight carrier, upon the date of delivery indicated in the records of such carrier, (c) in the case of a facsimile transmission, when received by recipient in legible form (with telephone confirmation), or (d) in the case of delivery by certified mail with return receipt requested, three days after being deposited in the United States mail:

            If to Congoleum Corporation:

                  Pillsbury Winthrop LLP
                  1540 Broadway
                  New York, NY 10036-4039

                  Attn: Richard L. Epling, Esq.
                        Kerry A. Brennan, Esq.
                  Phone: (212) 858-1000
                  Fax: (212) 858-1500
                  e-mail: repling@pillsburywinthrop.com
                          kbrennan@pillsburywinthrop.com

                  and

                  Gilbert Heintz & Randolph LLP
                  1100 New York Avenue, N.W.
                  Washington, D.C. 20005
                  Attn: Bette Orr, Esq.
                  Phone: (202) 772-2340
                  Fax: (202) 772-2325
                  e-mail: orrb@ghrdc.com

With a copy to:                       Howard N. Feist III
                                      Congoleum Corporation
                                      57 River Street
                                      Wellesley, MA 02481-2097
                                      Phone: (781) 237-6655
                                      Fax: (781) 237-6880
                                      e-mail: sfeist@alumni.princeton.edu

If to Mt. McKinley and Everest:       David Steiner
                                      Associate General Counsel
                                      Mt. McKinley Insurance Company
                                      Westgate Corporate Center
                                      477 Martinsville Road, P.O. Box 830
                                      Liberty Corner, New Jersey 07938-0830
                                      Phone: (908) 604-3459
                                      Fax: (908) 604-3434
                                      e-mail: david.steiner@everestre.com

With a copy to:                       Fred L. Alvarez
                                      Lord Bissell & Brook LLP
                                      115 South LaSalle Street
                                      Chicago, Illinois 60603
                                      Phone: (312) 443-1758
                                      Fax: (312) 896-6758
                                      e-mail: falvarez@lordbissell.com

                                      and

                                      Kevin M. Haas
                                      Cozen O'Connor
                                      1085 Raymond Boulevard, Suite 1900
                                      Newark, New Jersey 07102
                                      Phone: (973) 286-1200
                                      Fax: (973) 242-2121
                                      e-mail: e-mail: KHaas@cozen.com

                                      and

                                      David P. McClain
                                      McClain, Leppert & Maney, P.C.
                                      711 Louisiana, Suite 3100
                                      Houston, Texas 77002
                                      Phone: (713) 654-8001
                                      Fax: 713 654-8818
                                      e-mail: mcclain@mcclainleppert.com


If to the Escrow Agent:               Wachovia Bank, National Association
                                      21 South Street, 3rd Floor
                                      Morristown, New Jersey 07960
                                      Attention: Rick Barnes
                                      Phone: (973) 898-7161
                                      Fax: (973)-682-4531
                                      E-mail: rick.barnes@wachovia.com

With a copy to:                       Emmet, Marvin & Martin. LLP
                                      120 Broadway
                                      New York, New York 10271
                                      Attention: David J. Fernandez, Esq.
                                      Phone: (212) 238-3031
                                      Fax: (212) 238-3100
                                      E-mail: dfernandez@emmetmarvin.com

or at such other addresses as any Party may designate by notice to the other Parties hereto in accordance with this Section 4.3.

            SECTION 4.4.  Governing Law; Waiver of Jury Trial; Jurisdiction.

            (a) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey including all matters of construction, validity and performance.

            (b) TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS ESCROW AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS ESCROW AGREEMENT.

            (c) Congoleum, Everest and Mt. McKinley and the Escrow Agent hereby submit for purposes solely in connection with this Escrow Agreement to the jurisdiction of the United States Bankruptcy Court for the District of New Jersey and for no other purpose.

            SECTION 4.5. Counterparts. This Escrow Agreement may be executed in three or more counterparts, and by the different Parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party.

            SECTION 4.6. Severability. If any term or provision of this Escrow Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of this Escrow Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the Parties hereto waive any provision of law that renders any term or provision of this Escrow Agreement invalid or unenforceable in any respect.

            SECTION 4.7. Rules of Interpretation. This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Escrow Agreement. The headings of the Sections and paragraphs of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            SECTION 4.8. Entire Agreement. This Escrow Agreement supersedes all prior agreements, written or oral, between or among any of the Parties relating to the transaction contemplated hereby or thereby and each of the Parties represents and warrants to the others that this Escrow Agreement constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and thereby and supersedes all prior arrangements or understandings with respect thereto, written or oral.

            SECTION 4.09. Further Cooperation. Each of the Parties hereto agrees to cooperate with the other Parties hereto in effectuating this Escrow Agreement and to execute and deliver such further documents or instruments and to take such further actions as shall be reasonably requested in connection therewith.

            SECTION 4.10. Assignment Binding Effect. No Party may assign this Escrow Agreement, or any of its rights or obligations hereunder, without the consent of the Parties hereto (which consent shall not be unreasonably withheld). All agreements, representations, warranties and indemnities in this Escrow Agreement and in any agreement, document or certificate delivered concurrently with the execution of this Escrow Agreement, or from time to time hereafter, shall bind the Party making the same and such Party's successors and assigns, and shall inure to the benefit of each Party for whom made and for such Party's permitted successors and assigns.

          SECTION 4.11. Specific Performance. The rights of the Parties under this Escrow Agreement are unique and each Party hereto acknowledges that the failure of a party to perform its obligations hereunder would irreparably harm the other Parties hereto. Accordingly, the Parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

            [The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

                                       CONGOLEUM CORPORATION

                                   By: /s/ Howard N. Feist
                                       -------------------
                                   Name:  Howard N. Feist
                                          ----------------
                                   Title: CFO
                                          ----------------


                                       EVEREST REINSURANCE COMPANY

                                   By: /s/ Adam Kenney
                                       -------------------
                                   Name:  Adam Kenney
                                          ----------------
                                   Title: VP Claims, MMK
                                          ----------------


                                       MT. MCKINLEY INSURANCE COMPANY

                                   By: /s/ Adam Kenney
                                       -------------------
                                   Name:  Adam Kenney
                                          ----------------
                                   Title: VP Claims, MMK
                                          ----------------


                                       WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                       Escrow Agent

                                   By: /s/ Rick Barnes
                                       -------------------
                                   Name:  Rick Barnes
                                          ----------------
                                   Title: Vice President
                                          ----------------

--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 020398678
                                 ------------

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

_X_ Corporation   ___ Municipality  ___ Partnership  ___  Non-profit or
                                                          Charitable Org

___ Individual    ___ REMIC    ___ Trust    ___ Other ___________________

Under the penalties of perjury, the undersigned certifies that:

(1)   the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


                                       By: /s/ Howard N. Feist
                                           -------------------
                                       Name:  Howard N. Feist
                                              ---------------
                                       Title: CFO
                                              ---

                                                           Congoleum Corporation

--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 22-2207114
                                 ----------

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

___ Corporation    ___ Municipality  ___ Partnership   ___  Non-profit
                                                            or Charitable Org

___ Individual     ___ REMIC    ___ Trust   ___ Other _______________________

Under the penalties of perjury, the undersigned certifies that:

(4)   the entity is organized under the laws of the United States

(5) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                       By:
                                           --------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                              -----------------------

                                       EVEREST REINSURANCE COMPANY

                                            By: /s/ Adam Kenney
                                                ---------------------
                                            Name:  Adam Kenney
                                                   ------------------
                                            Title: VP Claims, MMK
                                                   ------------------

                                       MT. MCKINLEY INSURANCE COMPANY

--------------------------------------------------------------------------------
Tax Certification: Taxpayer ID#: 22-2005057
                                 ----------

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

___ Corporation    ___ Municipality  ___ Partnership   ___  Non-profit
                                                            or Charitable Org

___ Individual     ___ REMIC   ___ Trust   ___ Other ________________________

Under the penalties of perjury, the undersigned certifies that:

(7)   the entity is organized under the laws of the United States

(8) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(9) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

--------------------------------------------------------------------------------

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


                                            By: /s/ Adam Kenney
                                                ---------------------
                                            Name:  Adam Kenney
                                                   ------------------
                                            Title: VP Claims, MMK
                                                   ------------------


                                       EVEREST REINSURANCE COMPANY

                                            By:
                                                --------------------------
                                            Name:
                                                  ------------------------
                                            Title:
                                                   -----------------------

                                       MT. MCKINLEY INSURANCE COMPANY

                                   Schedule I

                                  FEE SCHEDULE
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              ESCROW AGENT SERVICES
                                       FOR
                              CONGOLEUM CORPORATION
                                       AND
                           EVEREST REINSURANCE COMPANY
                       AND MT. MCKINLEY INSURANCE COMPANY

I.    Acceptance Fee                            $1,500


II.   Annual Administration Fee                 $2,500


III.  Counsel Fees & Expenses                   Billed @ Cost

The above-mentioned fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery, postage expenses, and travel expenses.

In the event we are required to handle a default situation, we will charge an hourly rate for performing extraordinary services in addition to the services covered by our Annual Fee. The hourly rates charged will be those which are published in the Fee Section of our Bond Administration Policy & Procedure Manual at the time the default occurs.

The Acceptance Fee and the Annual Administration Fee are payable at the closing of this transaction. Thereafter the Annual Administration Fee and any out-of-pocket expenses will be billed on the anniversary date of the closing.

                                   Schedule II

                Telephone Number(s) for Call-backs and Person(s)

                Designated to Confirm Funds Transfer Instructions

If to Congoleum Corporation:

Name                                       Telephone Number
----                                       ----------------

Howard N. Feist III                        (781) 237-6655


If to Everest Reinsurance Company and Mt. McKinley Insurance Company:

Name                                       Telephone Number
----                                       ----------------

Adam Kenney                                (908) 604-3252

Telephone call-backs shall be made to either Congoleum or Everest and Mt. McKinley if joint instructions are required pursuant to the Escrow Agreement.

                                  Schedule III

                                    Deposits

$21,500,000 to be deposited within fifteen (15) Business Days of September 30, 2005.